Exhibit 99.3

Unaudited Pro Forma Condensed Consolidated Financial Statements

      The following unaudited pro forma condensed consolidated statement of condition at December 31, 2004 and unaudited pro forma condensed consolidated statement of income for the year ended December 31, 2004 give effect to the merger of Hudson River Bancorp, Inc. ("Hudson River") and First Niagara Financial Group, Inc. ("First Niagara") completed on January 14, 2005 (the "Merger"). The unaudited pro forma condensed consolidated financial statements are based on the audited consolidated financial statements of First Niagara for the year ended December 31, 2004 and the unaudited consolidated financial statements of Hudson River for the twelve months ended September 30, 2004.

      The unaudited pro forma condensed consolidated financial statements give effect to the Merger using the purchase method of accounting under U.S. generally accepted accounting principles. Indirect merger and integration expenses, as well as cost savings and revenue enhancement opportunities that have been or are expected to be incurred/realized by First Niagara are not included in the pro forma statements.

      The unaudited pro forma condensed consolidated financial statements are provided for informational purposes only and are not indicative of the actual results that would have occurred had the Merger been consummated on the date or at the beginning of the period presented, and are not indicative of future results. The unaudited pro forma financial information should be read in conjunction with the audited consolidated financial statements and the notes thereto of First Niagara and Hudson River.

      The unaudited pro forma stockholders' equity and net income are qualified by the statements set forth under this caption and should not be considered indicative of the market value of First Niagara's common stock or the actual or future results of operations of First Niagara for any period. Actual results may be materially different from the pro forma information presented.

                       First Niagara Financial Group, Inc.
        Unaudited Pro Forma Condensed Consolidated Statement of Condition
                                December 31, 2004
                                 (In thousands)

                                                      First Niagara         Hudson River          Pro Forma
                                                     Financial Group          Bancorp             Acquisition            Combined
                                                      Historical(1)         Historical(1)         Adjustments           Pro Forma(1)
                                                     ---------------        -------------         -----------           ------------
Assets:
      Cash and cash equivalents                        $    67,642           $    46,048           $      --            $   113,690
      Securities available for sale                      1,170,129               645,278             (57,795) (2)         1,757,612
      Loans and leases, net                              3,215,255             1,673,873               6,905  (3)         4,896,033
      Goodwill                                             323,782                65,304             310,664  (2)(3)        699,750
      Core deposit and other intangibles, net               21,878                 4,534              31,487  (3)            57,899
      Other assets                                         279,688               104,231              (6,220) (3)           377,699
                                                       -----------           -----------           ---------            -----------
           Total assets                                $ 5,078,374           $ 2,539,268           $ 285,041            $ 7,902,683
                                                       ===========           ===========           =========            ===========

Liabilities and Stockholders' Equity:
Liabilities:
      Deposits                                         $ 3,337,682           $ 1,816,074             $ 3,166  (3)       $ 5,156,922
      Borrowed funds                                       750,686               399,938              92,335  (2)(3)      1,242,959
      Other liabilities                                     61,844                28,345                  --                 90,189
                                                       -----------           -----------           ---------            -----------
           Total liabilities                             4,150,212             2,244,357              95,501              6,490,070
Stockholders' equity:
      Common stock                                             843                   357                  --  (2)(4)          1,200
      Additional paid-in capital                           751,175               178,989             305,105  (2)(4)      1,235,269
      Retained earnings                                    238,048               157,600            (157,600) (4)           238,048
      Accumulated other comprehensive loss                  (5,437)                 (361)                361  (4)            (5,437)
      Common stock held by ESOP                            (29,275)               (9,763)              9,763  (4)           (29,275)
      Unearned compensation - recognition and
      retention plan                                        (3,173)               (2,803)              2,803  (4)            (3,173)
      Treasury stock                                       (24,019)              (29,108)             29,108  (4)           (24,019)
                                                       -----------           -----------           ---------            -----------
           Total stockholders' equity                      928,162               294,911             189,540              1,412,613
                                                       -----------           -----------           ---------            -----------
           Total liabilities and stockholders' equity  $ 5,078,374           $ 2,539,268           $ 285,041            $ 7,902,683
                                                       ===========           ===========           =========            ===========

1. Assumes the Merger was completed on December 31, 2004 utilizing the purchase method of accounting. Historical amounts for First Niagara and Hudson River are as of December 31, 2004 and September 30, 2004, respectively, which are the most recently reported amounts.

2. Assumes an aggregate Hudson River purchase price of $632.7 million (including the payment for Hudson River outstanding shares, ESOP shares and stock options) paid in stock (35.7 million shares valued at $13.552 (average closing price of First Niagara's common stock two days before and after transaction announcement)) and cash ($126.8 million), funded by securities available for sale and $80.0 million of borrowings, along with direct costs of the merger of $21.4 million, primarily severance and professional fees.

3. Represents adjustments to record the assets and liabilities of Hudson River at fair value utilizing market rates as of the effective date of the Merger (January 14, 2005), and include an increase in loans ($6.9 million), deposits ($3.2 million) and borrowings ($12.3 million) and a decrease in value of other assets ($6.2 million) related to the deferred income taxes on fair value adjustments and transaction costs. In addition, estimated core deposit and other intangible assets ($36.0 million) were recorded. The excess of consideration paid over the fair value of net assets acquired was recorded as goodwill ($376.0 million) and can be summarized as follows (In thousands):

      First Niagara stock issued                                      $ 484,451
      Cash paid to Hudson River stockholders'                           126,844
      Direct transaction costs                                           21,426
                                                                      ---------
                Total consideration paid                              $ 632,721
                                                                      =========

      Carrying value of Hudson River net assets
          at September 30, 2004                                       $ 294,911
      Less Hudson River goodwill
          and other intangibles                                         (69,838)
      Repayment of Hudson River ESOP loan                                10,475

      Fair value adjustments (Dr./(Cr.))
          Loans                                          $  6,905
          Core deposit and other intangibles               36,021
          Deposits                                         (3,166)
          Borrowings                                      (12,335)
          Deferred tax effect of adjustments
              and transaction costs (40%)                  (6,220)
                                                         --------
                Total fair value adjustments, net                        21,205
                                                                      ---------
                Fair value of net assets acquired
                    at September 30, 2004                             $ 256,753
                                                                      =========

                Goodwill                                              $ 375,968
                                                                      =========

      The above amounts are subject to adjustment but are not expected to be materially different than those shown.

4.    Adjustments represent the reversal of Hudson River stockholders' equity.

                       First Niagara Financial Group, Inc.
         Unaudited Pro Forma Condensed Consolidated Statement of Income
                          Year Ended December 31, 2004
                    (In thousands, except per share amounts)

                                                     First Niagara           Hudson River         Pro Forma
                                                    Financial Group            Bancorp           Acquisition             Combined
                                                      Historical(1)         Historical (1)       Adjustments           Pro Forma (1)
                                                    ---------------         --------------       -----------           -------------
Interest income:
    Loans and leases                                   $ 190,100               $ 109,735          $  (2,762) (2)         $ 297,073
    Securities available for sale                         33,621                  22,371              1,391  (2)(3)         57,383
    Other                                                    857                   1,323                 --                  2,180
                                                       ---------               ---------          ---------              ---------
         Total interest income                           224,578                 133,429             (1,371)               356,636
Interest expense:
    Deposits                                              41,950                  21,859             (1,650) (2)            62,159
    Borrowings                                            26,526                  18,297             (1,028) (2)(4)         43,795
                                                       ---------               ---------          ---------              ---------
         Total interest expense                           68,476                  40,156             (2,678)               105,954
                                                       ---------               ---------          ---------              ---------
              Net interest income                        156,102                  93,273              1,307                250,682
Provision for credit losses                                8,442                   4,200                  -                 12,642
                                                       ---------               ---------          ---------              ---------
    Net interest income after provision for credit
    losses                                               147,660                  89,073              1,307                238,040
Noninterest income:
    Banking services                                      19,818                   8,509                 --  (5)            28,327
    Risk management services                              17,391                   4,335                 --  (5)            21,726
    Wealth management services                             4,764                   1,295                 --  (5)             6,059
    Lending and leasing                                    3,918                   3,802                 --  (5)             7,720
    Other                                                  5,975                   2,543                 --  (5)             8,518
                                                       ---------               ---------          ---------              ---------
         Total noninterest income                         51,866                  20,484                  -                 72,350
                                                       ---------               ---------          ---------              ---------
Noninterest expense:
    Salaries and employee benefits                        65,264                  32,440                 --  (6)            97,704
    Occupancy and equipment                               12,513                   9,194                 --  (6)            21,707
    Amortization of core deposit and other
    intangibles                                            4,605                     945              6,431  (2)(6)         11,981
    Other                                                 38,468                  15,381                  -  (6)            53,849
                                                       ---------               ---------          ---------              ---------
         Total noninterest expense                       120,850  (7)             57,960  (7)         6,431                185,241
                                                       ---------               ---------          ---------              ---------

Income before income taxes                                78,676                  51,597             (5,124)               125,149
Income taxes                                              26,859                  18,816             (2,050) (8)            43,625
                                                       ---------               ---------          ---------              ---------
    Net income                                         $  51,817               $  32,781          $  (3,074)             $  81,524
                                                       =========               =========          =========              =========

Earnings per share:
    Basic                                              $    0.66                                                            $ 0.71
    Diluted                                                 0.65                                                              0.70
Weighted average common shares outstanding:
    Basic                                                 78,750                                     35,748  (9)           114,498
    Diluted                                               79,970                                     35,748  (9)           115,718

1. Assumes the Merger was completed on January 1, 2004. Historical amounts for First Niagara and Hudson River are for the twelve-month period ended December 31, 2004 and September 30, 2004, respectively, which are the most recently reported amounts.

2. Purchase accounting adjustments, representing market valuation premiums and discounts attributable to the Merger, for loans and securities available for sale are amortized using the double declining balance method over their estimated lives while those related to deposits and borrowings are amortized based upon their expected cash flows. The core deposit and other intangible assets acquired are generally being amortized using the double declining balance method over their useful-life of approximately 11 years. The estimated increase(decrease) on pre-tax income of these purchase accounting adjustments for the five years succeeding the Merger are as follows (in thousands):

                                   Year 1       Year 2       Year 3       Year 4       Year 5       Total
                                  --------     --------     --------     --------     --------     --------
      Loans                       $ (2,762)    $ (1,657)    $   (994)    $   (597)    $   (895)    $ (6,905)
      Securities available for
         sale                        3,044        1,015          507           --           --        4,566
      Core deposit & other
         intangibles                (6,431)      (5,330)      (4,379)      (3,597)      (2,954)     (22,691)

      Deposits                       1,650        1,021          495           --           --        3,166

      Borrowings                     3,900        2,472        2,428        1,702          825       11,327
                                  --------     --------     --------     --------     --------     --------
                 Total            $   (599)    $ (2,479)    $ (1,943)    $ (2,492)    $ (3,024)    $(10,537)
                                  ========     ========     ========     ========     ========     ========

3. Reflects the $1.7 million reduction in interest income resulting from the decrease in earning assets due to the cash portion of the Merger purchase price ($46.8 million) and the direct costs of the Merger ($21.4 million), partially offset by the repayment of Hudson River's ESOP loan ($10.5 million). These funds were assumed to have a pre-tax rate of 2.86% for the year ended December 31, 2004, which represents the actual yield earned on First Niagara's investment securities during that period.

4. Reflects the $2.9 million increase in interest expense relating to the $80.0 million of additional borrowings used to fund a portion of the Merger purchase price. These funds were assumed to have a pre-tax rate of 3.59% for the year ended December 31, 2004, which represents the actual yield on those borrowings.

5.    Noninterest income does not reflect revenue enhancement opportunities.

6.    Noninterest expense does not reflect anticipated cost savings.

7. Includes actual pre-tax merger and integration costs totaling $3.2 million incurred by First Niagara and Hudson River in connection with the Merger.

8. Reflects the tax effect of the pro forma adjustments using First Niagara's statutory tax rate of 40%.

9. Reflects the additional 35.7 million shares issued in connection with the Merger.